iCapital

iDirect Private Markets Fund Investor Subscription Agreement

July 2023

PROPRIETARY AND CONFIDENTIAL

iDIRECT PRIVATE MARKETS FUND

INSTRUCTIONS FOR INVESTORS

If you are interested in purchasing shares (the “Shares”) in iDirect Private Markets Fund (the “Fund”), please complete all applicable signature pages and exhibits of the Subscription Agreement as indicated below. In addition, please submit the relevant Customer Identification Documents listed below.

Please direct any questions regarding this Subscription Agreement and/or the Fund to ir@icapitalnetwork.com.

Following is a checklist for completing the Subscription Agreement and subscribing for an Interest in the Fund.

●	Subscription Agreement. Each Investor is required to review and complete all relevant sections of this Subscription Agreement.

○	Investors that are individuals are required to complete the following sections of this Subscription Agreement:

●	Investor Signature Pages

●	Wire Instructions

●	Advisor Information and Additional Interested Parties

●	Investment Experience and Preferences

●	Exhibit A

○	Investors that are entities are required to complete the following sections of this Subscription Agreement:

●	Investor Signature Pages

●	Wire Instructions

●	Advisor Information and Additional Interested Parties

●	Investment Experience and Preferences

●	Exhibit B

●	Exhibit C

●	Exhibit D

●	Client Identification Documents. Each Investor is required to provide identifying documents to enable the Fund to conduct its anti-money laundering and client suitability review. The identifying documents can be uploaded via the secure functionality built into your www.icapitalnetwork.com account.

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2 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

iDIRECT PRIVATE MARKETS FUND

INVESTOR SUBSCRIPTION AGREEMENT

This Subscription Agreement relates to iDirect Private Markets Fund (the “Fund”) and is given to you with respect to a potential purchase of a share of the Fund (the “Shares”). References below to “I” refer to the investor purchasing the Shares in the Fund as set forth on the Subscriber Signature Pages to this Subscription Agreement (the “Subscriber”). Capitalized terms not defined herein have the meaning given in the prospectus of the Fund (the “Prospectus”).

iDirect Private Markets Fund — Class A Shares (Sales Charge): Up to 3.5%*

iDirect Private Markets Fund — Class I Shares (Sales Charge): None

*	In connection with your investment in Class A Shares of the Fund, the selling agent will receive an upfront Sales Charge (or “selling fee”) of up to 3.5% of the subscription amount. The Sales Charge will be charged directly to you by the selling agent. Agreement to purchase Class A Shares of the Fund constitutes agreement to pay the Sales Charge.

I hereby confirm that I understand and agree that should I (or the company) purchase the Shares, the following conditions will apply to the ownership and transfer of the Shares:

(A)	The Shares may be held only in “book entry” form registered with the Fund Administrator, acting in its capacity as transfer agent for the Fund.

(B).	Upon any transfer of a Share (or portion thereof) in violation of the foregoing clause (A), in addition to any other remedy that it may have, the Fund will have the right (but not the obligation) to repurchase all or a portion of any such improperly transferred Share.

(C)	All Annual Distributions relating to the Shares will be reinvested in full and fractional Shares of the same class of Shares indicated below in Schedule 1 to the Investor Signature Page at the net asset value per Share next determined on or after the payable date of such Annual Distribution, unless I submit a written request to the Fund, together with the submission of my Subscription Agreement, stating that I instead would like to receive Annual Distributions in cash.

I further certify that:

(A)	I understand that it may be a violation of U.S. state and/or federal law for me to make the representations, warranties and covenants set forth herein if I know that any such representations, warranties or covenants are not true.

(B)	I, if an individual, am over 21 years old and am legally competent to execute this Subscription Agreement; the Investor, if an entity, is duly authorized and qualified to become a Member of the Fund and the individual signing this Subscription Agreement and the other documents delivered herewith on behalf of the Investor has been duly authorized by the Investor to do so.

(C)	I have carefully reviewed and understand the various risks of an investment in the Fund, including those described in greater detail elsewhere in the Prospectus; I understand that an investment in the Fund is speculative and I can afford to bear the risks of an investment in the Fund, including the risk of losing my entire investment.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 3

(D)	I understand that iCapital Registered Fund Advisers LLC, iCapital Advisers LLC, iCapital Securities LLC and Institutional Capital Network, Inc., and those that control, are controlled by, or under common control with them (collectively, “iCapital”) and the Fund are subject to conflicts of interest, including those summarized under “Conflicts of Interest” in the Prospectus.

(E)	I agree to provide any information deemed necessary by the Fund, iCapital or the Fund Administrator in their sole discretion to comply with their respective anti-money laundering programs, legal obligations and related responsibilities from time to time.

(F)	I represent that I am not a Prohibited Investor. A “Prohibited Investor” includes (i) an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list”; (ii) a foreign shell bank; and (iii) a person or entity resident in, or whose subscription funds are transferred from or through, a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force. I represent that I do not have any affiliation of any kind with any Prohibited Investor.

(G)	I understand and agree that any repurchase proceeds paid to me will be paid to the same account from which my investment in the Fund was originally remitted, unless the Fund (in consultation with the Fund Administrator), in its discretion, agrees otherwise.

(H)	I have read the Prospectus and the Statement of Additional Information of the Fund, including the investor qualification and investor eligibility provisions for each Share Class contained therein and I certify that I am eligible to purchase the Class of Shares indicated on Schedule 1.

(I)	I understand that an investment in the Fund involves a considerable amount of risk and that some or all of my investment may be lost.

(J)	I am aware of the Shares are subject to restrictions on redemption and transferability and may not be redeemed, transferred or resold except as described in the Prospectus.

(K)	I understand that the Fund, iCapital and their respective affiliates are relying upon the information, certifications, representations, warranties, and agreements contained in this Subscription Agreement and upon any additional information furnished by me to the Fund, iCapital and their respective affiliates, in determining my qualification and suitability for an investment in the Fund.

(L)	I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the representations, warranties and covenants set forth in this Subscription Agreement, and agree to indemnify iCapital and its affiliates and hold them harmless from any liability that it or they may incur as a result of anything in this Subscription Agreement being untrue in any respect.

If I am acting on behalf of, or using any assets of, (i) an “employee benefit plan” as defined in and subject to the fiduciary responsibilities of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) an entity deemed to hold “plan assets” as a result of investments in the entity by such employee benefit plans or plans, I further certify, on my own behalf and on behalf of such Plan, that:

(A)	The fiduciary of the Plan who has caused the Plan to acquire the Shares (i) is aware of and understands the Fund’s investment objective, policies, and strategies, (ii) has considered an investment in the Fund for such Plan in light of the risks relating thereto, as well as all other relevant investment factors, and (iii) if the Plan is subject to ERISA, has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA.

(B)	The investment in the Fund by the Plan does not violate and is not otherwise inconsistent with (i) the terms of any legal document constituting the Plan, any trust agreement thereunder, or any other constituent document and (ii) if the Plan is subject to ERISA, with the terms of ERISA.

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4 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

(C)	The Plan’s investment in the Fund has been duly authorized and approved by all necessary parties.

(D)	The fiduciary of the Plan who has caused the Plan to acquire the Shares (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Fund, including, if the Plan is subject to ERISA, the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of iCapital, the Distributor, each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision and (iv) has not relied on any individualized advice or recommendation of iCapital the Distributor, any other selling agent, any of their respective affiliates, or any of their respective agents or employees as a primary basis for the decision to invest in the Shares.

(E)	The purchase and holding of the Shares by the Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

RIDER A

If I am acting with investment discretion on behalf of a beneficial owner client (the “Beneficial Owner”) pursuant to an Investment Management Agreement, I further certify that:

(A)	I have provided a copy of the Investment Management Agreement with this Subscription Agreement.

(B)	I will notify the Fund promptly if the Investment Management Agreement is terminated or I otherwise no longer have investment discretion in respect of the Beneficial Owner.

If you have questions on this form please contact Ultimus Fund Solutions, LLC at (877) 562-1686 between 8:30am — 5:30pm EST.

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All documentation and funding must be received generally on or before the fifth Business Day prior to the relevant subscription date, which may be extended at the Fund’s discretion (or such other acceptance date set by the Fund and notified to Investors prior to a subscription date).

We are required by state law to inform you that your property may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

Please send this completed agreement to (originals not required):

iCapital Registered Fund Adviser LLC
c/o Ultimus Fund Solutions, LLC
PO Box 541150
Omaha, NE 68154

Overnight address:

Ultimus Fund Solutions
4221 N 203rd St Ste 100
Elkhorn, NE 68022

E-mail: UltimusNE-TAAccountServices@ultimusfundsolutions.com

Bank Name: First National Bank of Omaha
Bank Address: 1620 Dodge Street, Omaha, NE 68197
SWIFT Code: FNBOUS44
ABA Routing Number: 104000016
Account to Credit: 110429759
Account Name: Gemini Funds Services LLC BO iDirect Private Markets Fund Sub Account
Reference: (Investor’s Account Name)

THE INVESTOR MUST COMPLETE, SIGN AND DELIVER THE FOLLOWING INVESTOR SIGNATURE PAGES AND ALL EXHIBITS TO THE FUND

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6 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

INVESTOR SIGNATURE PAGE

FOR ALL INVESTORS

IN WITNESS WHEREOF, the undersigned executes this Agreement and acknowledges by its signature below that it (i) has reviewed this Agreement and such additional information it deems appropriate in connection with its investment in the Shares of the Fund as indicated on Schedule 1 hereto and (ii) agrees to be bound by the terms hereof on the date first set forth above. Upon acceptance below by the Fund, the undersigned shall be admitted as an Investor of the Fund.

(Sign here)

Name of Subscriber:

Name of Signatory (if different):

Title of Signatory (if applicable):

Date:

(Sign here)

Name of Subscriber:

Name of Signatory (if different):

Title of Signatory (if applicable):

Date:

DISCRETIONARY ACCOUNTS must provide a copy of the Investment Management Agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 7

ELECTRONIC DELIVERY OF DOCUMENTS CERTIFICATION

I acknowledge that, as a holder of the Shares, I am entitled to receive certain communications, including but not limited to prospectuses, annual and semi-annual financial reports, tender offer documents, regulatory notices (including privacy notices), investor statements, any applicable tax reporting, and certain other communications, from the Fund (collectively, the “Investor Communications”). By signing below, I agree and consent to electronic distribution of all Investor Communications via e-mail and/or website access, in lieu of mailed hardcopies. In the case of website delivery, a notice will be sent by mail and/or by e-mail to the address provided in this Subscription Agreement when an Investor Communication is available for viewing online. Instructions for accessing Investor Communications will be provided in the notice.

I understand that accessing account documents online requires minimum technical requirements, including a computer or other electronic device with Internet connection, a valid e-mail account, and installation of Adobe Acrobat Reader on my computer. (Adobe Acrobat Reader can be downloaded, free of charge, at adobe.com).

I also understand that I may revoke this consent to electronic delivery and receive free paper copies of Investor Communications from the Fund at any time by calling (888) 351-8485. I understand that the iCapital Platform is an electronic-only platform and acknowledge that if I do not consent to electronic communications below, or if I revoke this consent to electronic delivery, I may not have access to the full functionality of the iCapital Platform with respect to this investment.

Signature and Certification

I certify that I have the authority to act on this account and authorize iCapital to establish electronic delivery for my account documents, as described above.

Account owner or
authorized signor signature:
(Sign here)

Date:

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8 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, I certify that:

1.	The number shown above is the Subscriber’s correct taxpayer identification number.

2.	The Subscriber is a U.S. person (including a U.S. resident alien).

3.	The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct.

4.	The Subscriber is not subject to backup withholding because the Subscriber is exempt from backup withholding or the Subscriber has not been notified by the Internal Revenue Service (the “IRS) that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends; or the IRS has notified the Subscriber that the Subscriber is no longer subject to

☐	By checking this box, the Subscriber certifies items 1 through 4 are correct. The Subscriber cannot check this box if the Subscriber has been notified by the IRS that the Subscriber is currently subject to backup withholding because the Subscriber failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Exempt payee code (if any) ________________________________.

Exemption from FATCA reporting code (if any) ________________________________.

SUBSCRIBER OR AUTHORIZED SIGNOR SIGNATURE REQUIRED ________________________________.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 9

SCHEDULE 1 TO INVESTOR SIGNATURE PAGE

Name of Investor:
(Individual or Entity Name)

ORDER INFORMATION

Select Class of Shares Subscribed For:	Subscription Amount Min $25,000	Load Amount* (see fund descriptions below)
☐ CLASS A SHARES	$__________________	__________________%

☐ CLASS I SHARES	$__________________	Not applicable

Please refer to the Fund’s Prospectus for additional information about the Fund.

CLASS A SHARES – Shares available through broker-dealer selling agents or other intermediaries, subject to an annual Distribution and Servicing Fee of 0.60%.

*	A selling agent may charge an additional sales load on Share purchases assessed at time of purchase, up to a maximum of 3.5% of Subscription Amount.

CLASS I SHARES – Shares available through wrap fee, asset allocation or other fee-based managed asset programs sponsored by registered investment advisers (and not subject to the Distribution and Servicing Fee and sold without a sales load).

Each prospective Investor is required to complete either the sections titled “For Individuals” or the sections titled “For Entities”, as applicable.

I am investing as an:	☐ Individual	☐ Entity

All dividends and capital gains will be reinvested in the same class of Shares of the Fund as selected above, unless below box is checked.

☐ Reinvest all dividends and distributions

☐ Pay dividends and distributions in cash

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10 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

FUND SIGNATURE PAGE

INVESTORS SHOULD SKIP THIS PAGE.

An officer of the Fund, for and on behalf of the Fund hereby accepts the foregoing subscription either for: (a) the amount of subscription set forth below, which will be equal to or less than the amount offered by the Investor above, or (b) if left blank, then the Investor’s entire offered amount of Interest set forth next to the Investor’s signature above.

iDirect Private Markets Fund

By:
(Sign here)

Name:

Title:

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 11

WIRE INSTRUCTIONS

FOR ALL INVESTORS

Contributions. The Investor must fund all contributions at the time of subscription, both initial and subsequent, via wire payment from the account below, which must be held in the exact name of the Investor as provided on the Investor Signature Pages. Contributions received by any other method of payment or from any other account will be returned.

Distributions. Distributions from the Fund will be sent to the account below and will not be made to any other Investor or account. Any update to wire instructions such as the banking institution or account number will require a Letter of Authorization.

Beneficiary Bank Name:

Beneficiary ABA Number*:

Beneficiary Swift Code*:

Custodian Account Name*:

Custodian Account Number*:

Client Account Name:

Client Account Number:

For Further Credit*:

Reference*:

If the Investor’s account is with a non-U.S. bank, please provide the additional information below:

Beneficiary Bank Location:

U.S. Correspondent/Intermediary Bank Name:

U.S. Correspondent/Intermediary ABA Number*:

U.S. Correspondent/Intermediary Swift Code*:

International Bank Account Number (IBAN):

* if applicable

Source of Wealth. Please indicate the source of the funds being invested in the Fund:

☐	Employment (including Retirement or Severance Payment)

☐	Inheritance / Gift

☐	Sale of Company / Asset

☐	Windfall / Compensation Payment

☐	Other

Additional Information:

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12 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

ADVISOR INFORMATION

FOR ALL INVESTORS

If the Investor was introduced to the Fund by a Financial Advisor, the Financial Advisor should be named below.

☐	The Investor was introduced to the Fund by a Financial Advisor. The Financial Advisor listed below (and representatives from their Firm) will receive all correspondence from the Fund, will be able to initiate account activity, and may be given access to information related to the Investor’s investment in the Fund. (The Investor may not be listed as the Financial Advisor unless the Investor is both a client of the advisory firm and a Financial Advisor. In this case, the email address provided below cannot be the same email address as provided for the Investor or Signer.)

Financial Advisor’s Firm:

Name of Financial Advisor:

Email Address of Financial Advisor:

Advisor ID Number:

Branch ID:

☐	The Investor does not wish to receive regular correspondence from the Fund. Send capital event notices, statements and other reporting exclusively to the Financial Advisor above and other Interested Parties listed below. Certain correspondence such as tax reporting and legal documents will still be sent to the Investor as required by law or regulation.

☐	The Investor does not have a Financial Advisor assisting with the investment in this Fund.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 13

ADDITIONAL INTERESTED PARTIES

FOR ALL INVESTORS

Please complete the following information for each additional contact who should receive all correspondence from the Fund and may be given access to information related to the Investor’s investment in the Fund. (Do not include the Financial Advisor already listed above.)

Name:

Relationship:

Email:

Phone:

Name:

Relationship:

Email:

Phone:

Name:

Relationship:

Email:

Phone:

Name:

Relationship:

Email:

Phone:

Name:

Relationship:

Email:

Phone:

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14 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

FOR INDIVIDUALS	EXHIBIT A

ANY INVESTOR SUBSCRIBING AS AN ENTITY SHOULD SKIP THIS SECTION

The Investor is an Individual that is a U.S. Person[1]:	☐ Yes	☐ No

Type of Individual:

State/Province and Country of Residence for Tax Purposes:

Permanent Address (P.O. Boxes are not permitted):

Mailing Address (if different from above):

Telephone Number:

Primary Signer
Name:

Email Address:

Social Security or Tax ID #:

Date of Birth:

Employment Status:

Employer (if applicable):

Occupation (if applicable):

1.	For definition of “U.S. Person”, please see Schedule I.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 15

Second Signer (if applicable)
Name:

Email Address:

Social Security or Tax ID #:

Date of Birth:

Employment Status:

Employer (if applicable):

Occupation (if applicable):

Third Signer (if applicable)
Name:

Email Address:

Social Security or Tax ID #:

Date of Birth:

Employment Status:

Employer (if applicable):

Occupation (if applicable):

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16 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

INVESTOR STATUS

FOR INDIVIDUALS - Any investor subscribing as an entity should skip this section.

The Investor hereby represents and warrants that the answers provided below completely and accurately describe the Investor.

☐	The Investor currently has a net worth (or joint net worth with the Investor’s spouse or equivalent2) in excess of $1,000,000 (excluding the value of the Investor’s primary residence3);

☐	The Investor has had individual income in excess of $200,000 in each of the two most recent years and reasonably expects to have income in excess of $200,000 in the current year; or has had joint income with the Investor’s spouse or equivalent in excess of $300,000 in each of the two most recent years and reasonably expects to have joint income in excess of $300,000 in the current year.

☐	The Investor a “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests, whose purchase of the Interests is directed by such family office?

☐	The Investor holds in good standing a professional certification, designation or credential from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status.

If selecting this option, please list such certification, designation or other credential:

☐	The Investor is NOT an “accredited investor”.

2.	Rule 501(a) of Regulation D promulgated under the Securities Act defines the term “spousal equivalent” as a cohabitant occupying a relationship generally equivalent to that of a spouse.

3.	For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person up to such primary residence’s estimated fair market value, except that if the amount of such indebtedness outstanding at the time of investment in the F Fund exceeds the amount outstanding 60 days before such time (the “additional indebtedness”), other than as a result of the acquisition of the primary residence, the amount of such additional indebtedness shall be included as a liability)

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 17

FOR ENTITIES	EXHIBIT B

Any investor subscribing as an individual should skip this section.

The Investor is an Entity (the “Investing Entity”) that is a U.S. Person[4]:	☐ Yes	☐ No

Type of Entity:

Jurisdiction of Organization:

Domicile:

Tax Identification #:

Permanent Address (P.O. Boxes not permitted):

Mailing Address (if different from above):

Date of Formation:

Tax Year-End if other than December 31 (MM/DD):

Telephone #:

The Investing Entity is a Freedom of Information Act (“FOIA”) Partner[5]:	☐ Yes	☐ No

Primary Signer
Name:

Email Address:

Social Security or Tax ID #:

Second Signer (if applicable)
Name:

Email Address:

Social Security or Tax ID #:

Third Signer (if applicable)
Name:

Email Address:

Social Security or Tax ID #:

4.	For definition of “U.S. Person”, please see Schedule I below. Note, a U.S. Person generally includes a trust of which any trustee is a citizen or resident of the U.S. or a partnership or corporation organized or incorporated under U.S. laws.

5.	Please see Schedule I below for the definition of the term “FOIA Partner.”

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18 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

ACCREDITED INVESTOR STATUS

FOR ENTITIES (PARTNERSHIPS, TRUSTS, CORPORATIONS, ETC.) - Any investor subscribing as an individual should skip this section.

(Please Check All That Apply)

☐	The Investor is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder that was not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000.

☐	The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	The Investor is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

☐	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

☐	An investment company registered under the Investment Company Act.

☐	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 19

☐	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors as described in one or more of the categories set forth in this Exhibit.

☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered under the laws of any U.S. state.

☐	An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act.

☐	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests.

☐	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Interests is directed by such family office.

☐	An entity, of a type not listed above, not formed for the specific purpose of acquiring the Interests offered, that owns in excess of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the Investment Company Act.

☐	The Investor is an entity in which all of the equity owners are accredited investors as described in one or more of the categories set forth herein.

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20 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

BENEFIT PLAN INVESTOR REPRESENTATIONS	EXHIBIT C

Any investor subscribing as an individual should skip this section.

The Investing Entity hereby represents and warrants as follows:

1.	If the Investing Entity indicated it is an employee benefit plan above, the Investing Entity represents and warrants that, except as otherwise disclosed to the Fund, the participants in such employee benefit plan or plan are not permitted to self-direct investments. If the participants in such employee benefit plan or plan are permitted to self-direct investments, more information may be required. Please contact iCapital for further instruction.

2.	If the undersigned Investing Entity answered “Yes” to any of the foregoing, the Investor hereby represents and warrants to and agrees with the Fund that:

(A)	The decision to invest assets of the Investing Entity in the Fund was made by fiduciaries independent of the Adviser, the Subadviser, the Fund and any distributor, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the Adviser, the Subadviser, the Fund, the distributor, or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates;

(B)	None of the Adviser, the Subadviser, the Fund, any distributor or any of their respective employees, representatives, agents or Affiliates has exercised any discretionary authority or control with respect to the Investing Entity’s investment in the Fund, nor have the Adviser, the Subadviser, the Fund, any distributor or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates rendered individualized investment advice to the Investor based upon the Investing Entity’s investment policies or strategy, overall portfolio composition or diversification;

(C)	The terms of the Partnership Agreement or other organizational document, including all exhibits and attachments thereto, comply with the Investing Entity’s governing instruments and applicable laws governing the Investing Entity, and the Investing Entity will promptly advise the Fund in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Fund, the Adviser, the distributor, or any of their respective partners, members, employees, stockholders, officers, directors, agents or Affiliates.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 21

BENEFICIAL OWNERSHIP INFORMATION

TO BE COMPLETED BY FUNDS OF FUNDS, TRUSTS, ENTITIES THAT INVEST ON BEHALF OF THIRD PARTIES, AND PRIVATELY HELD ENTITIES

Instructions: Please complete and return this form and provide the name, address and citizenship of: (a) every person who is directly or indirectly through intermediaries, the beneficial owner of 10% or more of any voting or non-voting class of equity shares of the Subscriber (if the intermediary’s shareholders or partners are not individuals, continue up the chain of ownership listing their 10% or more equity interest holders until individuals are listed); and (b) all directors, general partners, or members, as applicable. If there are no 10% beneficial owners, please write “None.”

Name of Investor and Each 10% Beneficial	Address of Each 10% Beneficial Owner	If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange	If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identify Regulator and Jurisdiction	Social Security or Tax ID Number	Date of Birth

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22 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

NFA AND CFTC REPRESENTATIONS	EXHIBIT D

FOR ENTITIES (PARTNERSHIPS, TRUSTS, CORPORATIONS, ETC.) - Any investor subscribing as an individual should skip this section.

In order to ensure compliance with applicable regulations of the National Futures Association (“NFA”) and the Commodity Futures Trading Commission (“CFTC”), the Fund and the CPO must ensure that each Investor that is required to register with the CFTC and to become a member of the NFA has done so. Accordingly, each Investor that is an entity is required to complete the certification below by answering the questions below as they apply to the Investor (or if the Investor is a commodity pool, to the operator thereof):

(Please check boxes as appropriate).

1.	Is the Investing Entity (or if the Investing Entity is a commodity pool, the operator thereof) required to be a member of the NFA and registered with the CFTC?

☐ Yes	☐ No

If the answer to Question 1 above is No, please answer the following question:

(a)	Is the Investing Entity a commodity pool?

☐ Yes	☐ No

If the answer to Question (a) above is No, no further action is required.

If the answer to Question (a) above is Yes, please indicate the exemption from registration with the CFTC as a commodity pool operator on which the investor relies, or state the basis upon which the Investor has determined that registration or an exemption is not required.

☐	The Investing Entity relies upon an exemption from registration under CFTC Rule 4.13(a)(3) and has filed a notice claiming this exemption with the NFA.

☐	The Investing Entity relies upon an exclusion from the definition of the term “commodity pool operator” under CFTC Rule 4.5.

☐	The Investing Entity relies upon the following other exemption or is otherwise not required to register with the CFTC (please explain):

2.	If the answer to Question 1 above is Yes, the Investing Entity (or if the Investing Entity is a commodity pool, the operator thereof) represents that it is registered with the CFTC as a(n):

☐	Futures commission merchant

☐	Introducing broker

☐	Commodity pool operator

☐	Commodity trading advisor

☐	Leverage transaction merchant

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PRIVACY POLICY

The purpose of this Privacy Policy (also called a Privacy Notice) is to provide you with information on our use of Personal Data (as defined below) in accordance with applicable privacy laws that may be enacted from time to time, including the Data Protection Law, 2017 of the Cayman Islands (the “DPL”), the California Consumer Privacy Act (the “CCPA”), and the General Data Protection Regulation (the “GDPR”).

In this Privacy Notice, “we”, “us” and “our” refers collectively to iCapital Network and its or their affiliates and/or delegates (together, “iCapital”) and investment funds managed, advised or administered by iCapital (each, a “Fund”).

Online Privacy Policy

The Online Privacy Policy applies to all natural persons who are not covered by either our investor privacy policy or our employee privacy notice.

Personal Data

Personal Data means personal information that reasonably can be used to identify you as an individual person, and includes personal information on yourself that you provide to us, as well as the personal information of individuals connected with you (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents). A “Data Subject” is an individual who is identified, or who can be directly or indirectly identified.

In our use of Personal Data, the Fund is characterized as a “business” or “data controller” under various legal regimes including DPL, GDPR, and CCPA. The Fund’s affiliates and delegates may act as “data processors” or “service providers.”

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with Personal Data on individuals connected to you for any reason in relation to your investment with us, this will be relevant for those individuals and you should transmit this document to such individuals or otherwise advise them of its content.

What Personal Data do we collect and how?

We collect the following forms of Personal Data:

●	Identifiers such as your name, postal address, email address, contact details, corporate contact information, tax identification number, and passport number.

●	Information classified as personal or protected information by state or federal law, including your nationality, place and date of birth, and correspondence records.

●	Commercial information, including tax information, bank account details, source of funds details, and details related to your investment activity.

●	Internet or other electronic network activity information, including, but not limited to, browsing history, search history, and information regarding a consumer’s interaction with an internet website, application, or advertisement.

●	Visual information, including your signature.

●	Professional or employment-related information, including your employment, employer’s name, and income.

●	Inferences that we draw from your personal information to create a profile about your preferences.

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24 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

We collect this Personal Data in various ways, including:

●	Directly from the Data Subject: You provide us with Personal Data through various interactions, including, but not limited to, investment in the Fund, subscription to services (whether past, present of future), and recording of electronic communications or phone calls where applicable.

●	Indirectly from other sources: We may also obtain Personal Data from other public sources.

●	Automatic website collection tools: As with most websites, we automatically collect certain data from Data Subjects who visit the Site. To this end, we use data collection tools (“Cookies”) on the Site to record certain usage information, such as the number and frequency of visitors to the Site. This information may include the websites that you access immediately before and after your visit to our Site, and which Internet browser you are using.

International Data Transfers

If you are located outside of the United States, please be aware that the Personal Data we collect will be processed and stored in the United States, a jurisdiction in which the data protection and privacy laws may not offer the same level of protection as those in the country where you reside or are a citizen, or those in the country where the Fund is established.

We will ensure application of the same standards of privacy protection as set out in this privacy policy regardless of the international transfer or processing of personal data. By providing us your personal data and/or using our website, you consent to such international transfers of personal data, as we deem appropriate, including transfers from the European Economic Area or the Cayman Islands to the U.S. and other countries, which the European Union has deemed not to provide “adequate” protections for personal data.

Investors, also called Subscribers, acknowledge that the Fund and/or its delegates may transfer and/or process personal data provided by them outside of the Cayman Islands and consent to such transfer and/or processing and further represents that it is duly authorized to provide this consent on behalf of any individual whose personal data is provided by the Investor.

Any transfer of Personal Data by us or our duly authorized Delegates outside of the jurisdiction in which it is collected shall be in accordance with any legal requirements, including those of the DPL and GDPR.

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How and on what basis do we use Personal Data?

We use Personal Data for a variety of reasonable and legitimate business purposes, including, but not limited to, the following:

1.	where it is necessary for the performance of our rights and obligations under the Subscription Agreement and/or the constitutional and operational documents of the Fund, such as managing and administering holdings, including assessing and processing subscriptions and withdrawals/redemptions, communicating with Investors about holdings and account related activities on an on-going basis, and updating and maintaining records and provide accounting records;

2.	where it is necessary for compliance with a legal and regulatory obligation to which the Fund is subject, such as compliance with anti-money laundering and FATCA/CRS requirements, and otherwise to screen transactions for fraud prevention, anti-money laundering purposes, and the prevention of crime and the reporting of appropriate tax related information to tax authorities;

3.	to manage and maintain relationships and for ongoing customer service;

4.	for the development and improvement of our financial products and services;

5.	to provide liquidity to our investors;

6.	for the investigation and assertion of our legal rights;

7.	to perform financial and regulatory accounting and reporting;

8.	for quality, regulatory compliance, business analysis, training and related purposes, consistent with our legitimate Shares, in the monitoring and recording of calls and other communications; and/or

9.	for our other legal, personnel, administrative and management purposes, including where it is necessary for purpose of our legitimate Shares and such Shares are not overridden by your Shares, fundamental rights or freedoms;

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26 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

With whom do we share Personal Data?

We do not sell any Personal Data to unaffiliated third-parties and have not sold any Personal Data in the past twelve (12) months.

We may share Personal Data to carry out and implement any and all purposes and objects of the Fund, including:

1.	With the Fund’s data processors or service providers (the “Delegates”), such as the Fund’s accountants, attorneys, consultants, liquidity providers, and other professionals, which may use Personal Data, for example to provide its services to the Fund or to discharge the legal or regulatory requirements that apply directly to it or in respect of which the Fund and/or the General Partner relies upon the Delegates, but such use of Personal Data by a Delegate will always be compatible with at least one of the aforementioned purposes for which we process Personal Data. The Delegates shall not retain, use, sell or otherwise disclose Personal Data for any purpose other than the specific business purpose for which the Fund has provided the information to the Delegate. We will not use Personal Data for any purposes inconsistent with this Privacy Notice without your permission or other legal basis to process the Personal Data.

2.	With regulatory, administrative, law enforcement agencies, ombudsmen or other oversight bodies in certain circumstances where we and/or our Delegates are legally obliged to share Personal Data and other information with respect to your interest in the Fund with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or, the Tax Information Authority and the U.S. Securities and Exchange Commission. They, in turn, may exchange this information with foreign authorities, including tax authorities.

3.	With a third party that acquires, or is interested in acquiring, all or a substantial part of the our assets or equity Shares, or that succeeds the Investment Manager or General Partner in carrying on all or a part of our business.

4.	As required by law or regulation, including to comply with a subpoena or similar legal process, including when we believe in good faith that disclosure is legally required.

5.	Where necessary to protect the Investment Manager, the General Partner, or the Fund’s rights and property.

6.	In connection with providing liquidity.

Retention of Personal Data

We retain Personal Data for a minimum period of 7 years from the date on which an Investor withdrawals/redeems all of its shares or the Shares in the relevant Fund(s) or for as long as required to perform the services or comply with applicable legal or regulatory obligations.

How do we protect Personal Data?

We and our duly authorized Delegates shall apply appropriate technical, physical, and administrative information security measures designed to protect against unauthorized or unlawful processing of Personal Data, and against accidental loss or destruction of, or damage to, Personal Data. We do not guarantee that our security measures will always be adequate to avert any accidental loss or destruction of, or damage to, Personal Data.

Children’s Privacy

We are committed to protecting the privacy needs of children and we encourage parents and guardians to take an active role in their children’s online activities and the Shares. Our services are not intended for and may not be used by children under the age of 18. We do not knowingly collect information from children under the age of 18, and we do not target children under the age of 18.

Non-Discrimination

We will not discriminate against any Data Subject for exercising rights to access or request erasure of their Personal Data.

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California Shine the Light Disclosure

California’s “Shine the Light” law permits California residents to annually request and obtain information free of charge about what personal information is disclosed to third parties for direct marketing purposes in the preceding calendar year.

We do not distribute your personal information to outside parties without your consent for their direct marketing.

Data Subject Rights

Individuals in Andorra, Argentina, Australia, California, Canada, Cayman Islands, Europe, Faroe Islands, Guernsey, Hong Kong, Israel, Isle of Man, Japan, Jersey, Mexico, New Zealand, Singapore, South Korea, Switzerland, the United Kingdom, Uruguay, and certain other jurisdictions, and Investors in our Cayman Islands Funds, may have certain data subject rights. These rights vary, but they may include the right to: (i) request access to and rectification or erasure of their personal data; (ii) restrict or object to the processing of their personal data; and (iii) obtain a copy of their personal data in a portable format. Individuals may also have the right to lodge a complaint about the processing of personal data with a data protection authority.

Our ability to comply with these requests is constrained by our regulatory obligations. For instance, we cannot delete all records of an account or transaction when we have legal obligations to retain such information.

How to exercise your Data Subject Rights

Depending on your jurisdiction, you may also be entitled to direct any complaints in relation to our processing of Personal Data to your national or local data protection supervisory authority, or to the Cayman Islands Ombudsman, if the complaint is in relation to a Cayman Islands Fund. Please consult local authorities.

Individuals who submit requests for access or erasure of personal information will be required to verify their identity by answering certain questions. We will not disclose or delete any information until identity is verified.

If you are making a request for access, we may not be able to provide specific pieces of personal information if the disclosure creates a substantial, articulable, and unreasonable risk to the security of your personal information, your account with us, or our systems or networks.

If you are making a request for erasure, we will ask that you confirm that you would like us to delete your personal information again before your request is submitted.

You may designate an authorized agent to submit a request on your behalf by providing that agent with your written permission. If an agent makes a request on your behalf, we may still ask that you verify your identity directly with us before we can honor the request.

Agents who make requests on behalf of individuals, will be required to verify the request by submitting written authorization from the individual. We will not honor any requests from agents until authorization is verified.

Complaints

We take very seriously any complaints we receive about our use of Personal Data. Questions, comments, requests or complaints regarding this Privacy Notice, or wish to discuss your data protection rights with us, please contact using the information below.

Contact Information

To exercise any of your rights or would like to discuss any questions or concerns, please contact us by calling 212-994-7333 or writing to us at the following email address or physical addresses:

ir@icapitalnetwork.com
Institutional Capital Network, Inc.
60 East 42nd Street, 26th Floor
New York, NY 10165

Updated: February 2020

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DEFINITIONS:	SCHEDULE I

The term “U.S. Person” means any person who is a “U.S. person” as set forth in Regulation S promulgated under the Securities Act (as modified by related guidance of the U.S. Securities and Exchange Commission).

Each of the following is a “U.S. person” under Regulation S (as modified by related guidance): (1) any natural person resident in the United States; (2) any natural person who is only temporarily residing outside the United States; (3) any partnership or corporation organized or incorporated under the laws of the United States; (4) any estate of which any executor or administrator is a U.S. person; (5) any trust of which any trustee is a U.S. person; (6) any agency or branch of a non-U.S. entity located in the United States; (7) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (8) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; (9) any account of a U.S. person over which a non-U.S. fiduciary has investment discretion or any entity, which, in either case, is being used to circumvent the registration requirements of the Investment Company Act; (10) any employee benefit or pension plan that does not have as its participants or beneficiaries persons substantially all of whom are not U.S. persons; and (11) any partnership or corporation if (i) organized or incorporated under the laws of any non-U.S. jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts. Terms used in this Schedule I have the meanings given to them in Regulation S under the Securities Act.

Notwithstanding the above, “U.S. person” under Regulation S and related guidance does not include: (1) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or, if an individual, resident in the United States; (2) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and (ii) the estate is governed by non-U.S. law; (3) any trust of which any professional fiduciary acting as trustee is a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (4) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (5) any agency or branch of a U.S. person located outside the United States if (i) the agency or branch operates for valid business reasons and (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; or (6) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

Freedom of Information Act (“FOIA) Partner” shall mean any Investor that is (A) directly or indirectly subject to either section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or any similar federal, state, county or municipal public disclosure law, whether foreign or domestic; (B) subject, by regulation, contract or otherwise, to disclose Partnership Information to a trading exchange or other market where shares in such person are sold or traded, whether foreign or domestic; (C) required to or will likely be required to disclose Partnership Information to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the U.S. Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic, by virtue of such person’s (or any of its Affiliate’s) current or proposed involvement in government office; (D) an agent, nominee, fiduciary, custodian or trustee for any person described in the preceding clauses (A) through (C) where Partnership Information provided or disclosed to such person by the Fund or the General Partner is provided or could at any time become available to such person described by the preceding clauses (A) through (C); or (E) an investment fund or other entity that has any person described in the preceding clauses (A) through (C) as a partner, member or other beneficial owner where Partnership Information provided or disclosed to such person by or on behalf of the Fund or the General Partner is disclosed to or could at any time become available to such person described by the preceding clauses (A) through (C).

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“Qualified Investments” generally include the following:

(A)	Securities. The Investor may include shares of stock, bonds and other securities that the Investor owns, including the following types of securities: (i) securities issued by public companies; (ii) shares of mutual funds; (iii) shares in closed-end funds and other alternative investment vehicles, hedge funds and commodity pools; and (iv) shares in private companies with at least $50 million in shareholders’ equity. The Investor may not include family-owned or closely held businesses that the Investor “controls,” unless they entail the ownership of securities issued by entities described in one of the categories noted above.

(B)	Real Estate Held for Investment Purposes. The Investor may not include a place of business or a personal residence the Investor or the Investor’s family uses unless the Investor or the Investor’s family treat the residence as an investment for tax purposes.

(C)	Commodity Shares Held for Investment Purposes. The Investor may include commodity futures contracts, options on commodity futures contracts and options on physical commodities traded on a major commodities exchange.

(D)	Physical Commodities Held for Investment Purposes. The Investor may include any physical commodity, such as gold or silver, with respect to which a commodity interest is traded on a major commodities exchange.

(E)	Financial Contracts Entered into for Investment Purposes. The Investor may include swaps and similar contracts.

(F)	Cash Held for Investment Purposes. The Investor may include bank deposits, certificates of deposit, bankers acceptances and the net cash surrender value of an insurance policy.

(G)	Other types of assets, such as collectibles, artwork, furniture, antiques, automobiles and other vehicles and other items of personal property generally may not be included as Qualified Investments.

In calculating the amount of Qualified Investments, the Investor must deduct from this amount all outstanding indebtedness incurred by the Investor (including, in the case of joint accounts, the Investor’s spouse) to acquire or for the purpose of acquiring the Qualified Investments owned by the Investor.

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30 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

iCAPITAL ADVISERS ANTI-MONEY LAUNDERING SUPPLEMENT

(Retain for your information)

(i) In General. Subscriber acknowledges that due to anti-money laundering requirements operating in the United States, as well as the Fund’s own internal anti-money laundering policies, the Fund may require further identification of the Subscriber and the source of subscription funds before this Investor Application can be processed, subscription monies accepted, or a redemption request can be processed. The Fund and its Affiliated Persons shall be held harmless and indemnified against any Loss arising as a result of a failure to process this Subscription Agreement or a redemption application if such information has been required by the parties referred to and has not been satisfactorily provided by the Subscriber. Subscriber represents that all subscription payments transferred to the Fund originated directly from a bank or brokerage account in the name of Subscriber. If Subscriber is subscribing on behalf of a Beneficial Owner, pursuant to Subsection (ii) below, then Subscriber represents that all subscription payments transferred to Subscriber with respect to such Beneficial Owner originated directly from a bank or brokerage account in the name of such Beneficial Owner. Subscriber represents and warrants that acceptance by the Fund of this Investor Application, together with acceptance of the appropriate remittance, will not breach any applicable rules and regulations designed to avoid money laundering. Specifically, Subscriber represents and warrants that all evidence of identity provided is genuine and all related information furnished and to be furnished is accurate.

(ii) Beneficial Ownership. Subscriber represents and warrants that it is subscribing for an Interest for Subscriber’s own account and own risk, and, unless Subscriber advises the Fund to the contrary in writing and identifies with specificity supplementally each beneficial owner on whose behalf Subscriber is acting, Subscriber represents that it is not acting as a nominee for any other person or entity. Subscriber also represents that it does not have the intention or obligation to sell, distribute or transfer the Interest, directly or indirectly, to any other person or entity or to any nominee account. If the Subscriber is (A) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (B) an entity (other than a publicly-traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (FATF) Compliant Jurisdiction) investing on behalf of underlying investors (including a Fund-of-Funds) (the persons, entities and underlying investors referred to in (A) and (B) being referred to collectively as the “Beneficial Owners”), Subscriber represents and warrants that:

(1) Subscriber understands and acknowledges the representations, warranties and agreements made herein are made by Subscriber, (A) with respect to Subscriber, and (B) with respect to each of the Beneficial Owners;

(2) Subscriber has all requisite power and authority from each of the Beneficial Owners to execute and perform the obligations under this Subscription Agreement;

(3) Subscriber has adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(4) Subscriber has established the identity of all Beneficial Owners, holds evidence of such identities and will make such information available to the Fund upon request, and has procedures in place to ensure that the Beneficial Owners are not Prohibited Investors (as defined below).

(iii) Prohibited Investor. Subscriber represents and warrants that neither it or to the best of its knowledge and belief after due inquiry, the Beneficial Owners, nor any person controlling, controlled by, or under common control with it or the Beneficial Owners, nor any person having a beneficial or economic interest in it or the Beneficial Owners, is a Prohibited Investor and Subscriber is not investing and will not invest in the Fund on behalf or for the benefit of any Prohibited Investor. Prohibited Investor for the Fund includes: a Senior Political Figure as defined in Section 312 of the USA Patriot Act, which includes senior officials, executives, close associates and immediate family members of any such individual; any resident in, or organized or chartered under the laws of, a jurisdiction that has been identified by the US Treasury Department Financial Crimes Enforcement Network (FinCen) under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Subscriber agrees and acknowledges that the Fund prohibits any investment by a Prohibited Investor or on behalf of a Prohibited Investor.

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(iv) Suspension of Withdrawal Rights. Subscriber acknowledges that, if, following its investment in the Fund, the Fund reasonably believes that Subscriber is a Prohibited Investor or has otherwise breached its representations and warranties herein, the Fund may be obligated to freeze its investment, either by prohibiting additional investments, declining or delaying any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or its investment may immediately be redeemed, and it shall have no claim against the Fund and its Affiliated Persons for any form of damages or liabilities as a result of any of the aforementioned actions.

(v) Definitions.

(1) FATF means the Financial Action Task Force on Money Laundering.

(2) FATF-Compliant Jurisdiction is a jurisdiction that (A) is a member in good standing of FATF and (B) has undergone two rounds of FATF mutual evaluations. For a current list of FATF compliant jurisdictions, refer to http://www.fatf-gafi.org.

(3) Foreign Bank means an organization that (A) is organized under the laws of a non-U.S. country (B) engages in the business of banking, (C) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (D) receives deposits to a substantial extent in the regular course of its business, and (E) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

(4) Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

(5) Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www.fatf-gafi.org.

(6) Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (A) employs one or more individuals on a full-time basis, (B) maintains operating records related to its banking activities, and (C) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

(7) Prohibited Investor means (A) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (refer to http://www.ustreas.gov/ offices/enforcement/ofac/sdn) (B) a Foreign Shell Bank, or (C) a person or entity resident in or organized or chartered under the laws of a Non-Cooperative Jurisdiction or whose subscription funds are transferred from or through a Foreign Shell Bank, a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction or a Sanctioned Regime.

(8) Regulated Affiliate means a Foreign Shell Bank that (A) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (B) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

(9) Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. OFAC has imposed comprehensive and non-comprehensive sanctions programs upon Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq Liberia, North Korea, Sudan, Syria, Zimbabwe, and persons (i) contributing to the conflict in the Central African Republic, (ii) undermining the sovereignty of Lebanon or its democratic processes and institutions, (iii) threatening the peace, security or stability of Yemen, or (iv) contributing to the situation in Ukraine. OFAC has also imposed sanctions on certain categories of enterprises involving narcotics trafficking, nonproliferation (weapons of mass destruction) and terrorism.

iCapital Network - 7.8.2024 tolivier-ria@icapitalnetwork.com

32 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

PRE-DISPUTE ARBITRATION CLAUSE

APPLICABLE LAW

This Agreement, its enforcement and the relationship between you, the Account Owner, and iCapital Registered Fund Advisers L.L.C. (“iCapital”) shall be governed by the laws of New York, including the arbitration provisions contained herein, without giving effect to the choice of law or conflict of laws provisions thereof, and shall be binding upon you, your authorized agents, personal representatives, heirs, successors and assigns, provided that there is no inconsistency with the federal securities laws. In the event that this arbitration clause is found to be unenforceable, you and iCapital agree that you will, for purposes of determining all matters with regard to this Agreement, submit to the exclusive jurisdiction of the courts of New York and the federal courts sitting in the Southern District of New York. You and iCapital agree that if any term, covenant, condition, or provision of this Agreement is held to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect, and shall in no way be impaired or invalidated and shall be construed (to the maximum extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.

ARBITRATION

This agreement contains a pre-dispute arbitration clause. By signing an arbitration agreement, the parties agree:

●	All parties to this agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

●	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

●	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

●	The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

●	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

●	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

●	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement.

●	You agree, and by carrying an account for you iCapital agrees that, any and all controversies which may arise between iCapital and its agents, any of iCapital’s employees or agents and you concerning any account, transaction, dispute or the construction, performance or breach of this Agreement or any other agreement, whether entered into prior to, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, shall be conducted before an arbitration panel convened by the Financial Industry Regulatory Authority (“FINRA”), and shall be governed by the rules of FINRA (provided, however, if FINRA declines jurisdiction, the arbitration will be held before and subject to the rules of JAMS (www.jamsadr.com)). The award of the arbitrators, or of the majority of them, shall be final, and judgment on the award rendered may be entered in any court of competent jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) you are excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

You expressly agree that service of process in any action shall be sufficient if served by certified mail, return receipt requested, at your last address known to iCapital. You expressly waive any defense to service of process including any forum non-conveniens and venue claims.

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iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL	iCAPITAL | 33

IMPORTANT INFORMATION — DISCLAIMER

Investors should carefully consider the investment objectives, risks, charges and expenses of the iDirect Private Markets Fund before investing. This and other important information about the Fund is contained in the Fund’s Prospectus, which can be obtained by calling 877-562-1682 or visiting https://www.idirectpmfund. com. The Prospectus should be read carefully before investing. Diversification does not ensure profit or protect against loss in a positive or declining market. There is no guarantee that any investment will achieve its objectives, generate profits or avoid losses. An investment in private equity is speculative and involve substantial risks.

This material is confidential, is the property of iCapital Network and may not be shared without the written permission of iCapital Network. No part of this material may be reproduced in any form, or referred to in any other publication, without express written permission of iCapital Network.

This material is provided for informational purposes only and is not intended as, and may not be relied on in any manner as legal, tax or investment advice, a recommendation, or as an offer to sell, a solicitation of an offer to purchase or a recommendation of any interest in any fund or security offered by Institutional Capital Network, Inc. or its affiliates (together “iCapital”). Past performance is not indicative of future results. Alternative investments are complex, speculative investment vehicles and are not suitable for all investors. An investment in an alternative investment entails a high degree of risk and no assurance can be given that any alternative investment fund’s investment objectives will be achieved or that investors will receive a return of their capital. The information contained herein is subject to change and is also incomplete. This industry information and its importance is an opinion only and should not be relied upon as the only important information available. Information contained herein has been obtained from sources believed to be reliable, but not guaranteed, and iCapital assumes no liability for the information provided.

Products offered by iCapital are typically private placements that are sold only to qualified clients of iCapital through transactions that are exempt from registration under applicable securities laws, including the Securities Act of 1933 pursuant to Rule 506(b) of Regulation D promulgated thereunder (“Private Placements”). An investment in any product issued pursuant to a Private Placement, such as the funds described, entails a high degree of risk and no assurance can be given that any alternative investment fund’s investment objectives will be achieved or that investors will receive a return of their capital. Further, such investments are not subject to the same levels of regulatory scrutiny as publicly listed investments, and as a result, investors may have access to significantly less information than they can access with respect to publicly listed investments. Prospective investors should also note that investments in the products described involve long lock-ups and do not provide investors with liquidity.

Securities may be offered through iCapital Securities, LLC, a registered broker dealer, member of FINRA and SIPC and subsidiary of Institutional Capital Network, Inc. (d/b/a iCapital). These registrations and memberships in no way imply that the SEC, FINRA or SIPC have endorsed the entities, products or services discussed herein. iCapital is a registered trademark of Institutional Capital Network, Inc. Additional information is available upon request.

© 2023 Institutional Capital Network, Inc. All Rights Reserved.

iCapital Network - 7.8.2024 tolivier-ria@icapitalnetwork.com

34 | iCAPITAL	iDIRECT PRIVATE MARKETS FUND INVESTOR SUBSCRIPTION AGREEMENT | PROPRIETARY AND CONFIDENTIAL

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